                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-01921) pertaining to The Cooper-Standard Automotive (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan (the Plan) of our report dated October 31, 2002, with respect to the Plan's financial statements and schedules included in this Annual Report (Form 11-K) for the year ended June 30, 2002.

                                         /s/ Ernst & Young LLP

Toledo, Ohio
December 23, 2002